                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT
                                      (NNN)
                             BASIC LEASE INFORMATION

LEASE DATE:               June 4, 1998

LANDLORD:                 MILPITAS INDUSTRIAL PROPERTIES, INC.,
                          a Delaware corporation

LANDLORD'S ADDRESS:       c/o LPC MS, Inc.
                          101 Lincoln Centre Drive, Fourth Floor
                          Foster City, California 94404-1167

TENANT:                   Viko Technology Inc.,
                          A California corporation, dba Adaptive Electronics

TENANT'S ADDRESS:         1605 Mabury Road, Units A and B
                          San Jose, California 95133

PREMISES:                 Approximately 25,200 rentable square feet as shown on
                          Exhibit A

PREMISES ADDRESS:         1605 Mabury Road, Units A and B
                          San Jose, California 95133

BUILDING B:               Approximately 62,400 rentable square feet
LOT
 (BUILDING'S TAX PARCEL): APN 254-17-075-00
MABURY INDUSTRIAL PARK:   Approximately 217,777 rentable square feet

TERM: April 1, 1998 ("Commencement Date"), through March 31, 2003 ("Expiration Date")

BASE RENT (3):            Seventeen Thousand Four Hundred Thirty and 00/100
                          Dollars ($17,430.00) per month commencing on April 1, 1998 through March 31, 1999

ADJUSTMENTS TO BASE RENT: April 1, 1999 - December 31, 1999 the Base Rent shall increase to $18,102.00 per month
                          January 1, 2000 - March 31, 2000 the Base Rent shall increase to $18,522.00 per month
                          April 1, 2000 - March 31, 2001 the Base Rent shall increase to $19,026.00 per month
                          April 1, 2001 - 12/31/2001 the Base Rent shall increase to $19,530.00 per month
                          January 1, 2002 - March 31, 2002 the Base Rent shall increase to $20,916.00 per month
                          April 1, 2002 - March 31, 2003 the Base Rent shall increase to $21,924.00 per month

SECURITY DEPOSIT (4):     Thirteen Thousand Four Hundred Eighty-Two and 00/100
                          Dollars ($13,482.00) presently being held by Landlord.

*TENANT'S SHARE OF OPERATING EXPENSES (6.1):            11.57% of the Park
*TENANT'S SHARE OF TAX EXPENSES (6.2):                  40.38% of Building B
*TENANT'S SHARE OF COMMON AREA UTILITY COSTS (7):       11.57% of the Park
*TENANT'S SHARE OF UTILITY EXPENSES (7):                11.57% of the Park
*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES (9):       PC Board assembly, general office and other legally
                          related uses, but only to the extent permitted by the City of San Jose and all agencies and governmental authorities having jurisdiction thereof

UNRESERVED PARKING
SPACES: Twenty-five (25) non-exclusive and non-designated spaces

BROKER (38):              None for Tenant
                          LPC MS, Inc. for Landlord

EXHIBITS:                 Exhibit A - Premises, Building, Lot and/or Park
                          Exhibit B - Tenant Improvements
                          Exhibit C - Rules and Regulations
                          Exhibit D - Covenants, Conditions and Restrictions
                          (Intentionally omitted)
                          Exhibit E - Hazardous Materials Disclosure Certificate
                          - Example
                          Exhibit F - Change of Commencement Date - Example
                          Exhibit G - Tenant's Initial Hazardous Materials
                          Disclosure Certificate
                          Exhibit H - Sign Criteria (Intentionally omitted)

                                TABLE OF CONTENTS

SECTION                                                                                     PAGE
-------                                                                                     ----
1.       PREMISES........................................................................     3
2.       ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES......................     3
3.       RENT............................................................................     3
4.       SECURITY DEPOSIT................................................................     4
5.       TENANT IMPROVEMENTS.............................................................     4
6.       ADDITIONAL RENT.................................................................     4
7.       UTILITIES.......................................................................     6
8.       LATE CHARGES....................................................................     7
9.       USE OF PREMISES.................................................................     7
10.      ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES............................     8
11.      REPAIRS AND MAINTENANCE.........................................................     9
12.      INSURANCE.......................................................................    10
13.      WAIVER OF SUBROGATION...........................................................    11
14.      LIMITATION OF LIABILITY AND INDEMNITY...........................................    11
15.      ASSIGNMENT AND SUBLEASING.......................................................    12
16.      AD VALOREM TAXES................................................................    13
17.      SUBORDINATION...................................................................    13
18.      RIGHT OF ENTRY..................................................................    13
19.      ESTOPPEL CERTIFICATE............................................................    14
20.      TENANT'S DEFAULT................................................................    14
21.      REMEDIES FOR TENANT'S DEFAULT...................................................    14
22.      HOLDING OVER....................................................................    15
23.      LANDLORD'S DEFAULT..............................................................    16
24.      PARKING.........................................................................    16
25.      SALE OF PREMISES................................................................    16
26.      WAIVER..........................................................................    16
27.      CASUALTY DAMAGE.................................................................    16
28.      CONDEMNATION....................................................................    17
29.      ENVIRONMENTAL MATTERS / HAZARDOUS MATERIALS.....................................    17
30.      FINANCIAL STATEMENTS............................................................    19
31.      GENERAL PROVISIONS..............................................................    19
32.      SIGNS...........................................................................    21
33.      MORTGAGEE PROTECTION............................................................    21
34.      QUITCLAIM.......................................................................    21
35.      MODIFICATIONS FOR LENDER........................................................    21
36.      WARRANTIES OF TENANT............................................................    21
37.      COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT.................................    22
38.      BROKERAGE COMMISSION............................................................    22
39.      QUIET ENJOYMENT.................................................................    22
40.      LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS..................    22

                                 LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date set forth on Page
      1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Landlord hereby grants to Tenant a license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example an electrical room or telephone room). Tenant further agrees that the number of rentable square feet of the Building, the Lot and the Park may subsequently change after the Lease Date commensurate with any modifications to any of the foregoing by Landlord, and Tenant's Share shall accordingly change.

2. ADJUSTMENT OF COMMENCEMENT DATE: CONDITION OF THE PREMISES:

     2.1 If Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Lease Term and the obligation to pay Rent shall commence on the date possession is tendered and the Expiration Date shall be extended commensurately. In the event the commencement date and/or the expiration date of this Lease is other than the Commencement Date specified in the Basic Lease Information, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose. Tenant agrees that at any time before or during the Term of this Lease, Landlord shall have the right to relocate Tenant from the Premises described herein to other space within the Park on substantially the same terms and conditions of this Lease provided the other space is of comparable size.

      2.2 In the event Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay Rent and the Security Deposit, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. In addition to the foregoing, Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate. If, at any time, Tenant is in default of any term, condition or provision of this Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.

3. RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Base Rent (which shall be applied against the Rent payable for the first month Tenant is required to pay Base
Rent), the Security Deposit, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent described in the Basic Lease Information, payable in advance at Landlord's address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease, as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, as well as the Administrative Expenses. Tenant shall also pay to Landlord as Additional Rent hereunder, immediately on Landlord's demand therefor, any and all costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all of these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case maybe.

4. SECURITY DEPOSIT: Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligation under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default, including, but not limited to the Enforcement Expenses. Tenant shall immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At any time after Tenant has defaulted hereunder, Landlord may require an increase in the amount of the Security Deposit required hereunder for the then balance of the Lease Term and Tenant shall, immediately on demand, pay to Landlord additional sums in the amount of such increase. As soon as practicable after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined solely by Landlord, to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear expected. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums as reasonably determined by Landlord. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

5. TENANT IMPROVEMENTS: Tenant hereby accepts the Premises as suitable for Tenant's intended use and as being in good operating order, condition and repair, "AS IS". Tenant acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Tenant further acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has agreed to perform or undertake (i) any alterations to the Premises, or (ii) construct any improvements in or to the Premises (collectively, "Tenant Improvements"). Any exception to the foregoing provisions must be made by express written agreement by both parties.

6. ADDITIONAL RENT: It is intended by Landlord and Tenant that this Lease be a "triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

         6.1 OPERATING EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay Tenant's Share, which is specified in the Basic Lease Information, of all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to in the Basic Lease Information. The amount of Tenant's Share of Operating Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park.. These Operating Expenses may include, but are not limited to:

                  6.1.1 Landlord's cost of repairs to, and maintenance of, the roof, the roof membrane and the exterior walls of the Building;

                  6.1.2 Landlord's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Areas" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities;

                  6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Areas), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

                  6.1.4 Landlord's cost of: (i) modifications and/or new improvements to the Building, the Common Areas and/or the Park occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed, (ii) reasonably necessary replacement improvements to the Building, the Common Areas and the Park after the Lease Date; and (iii) new improvements to the Building, the Common Areas and/or the Park that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord, in it's sole discretion;

                  6.1.5 If Landlord elects to so procure, Landlord's cost of preventive maintenance, and repair contracts including, but not limited to, contracts for heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

                  6.1.6 Landlord's cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord's sole discretion such services are provided;

                  6.1.7 Landlord's cost for maintenance and repair of any rail spur and rail crossing, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

                  6.1.8 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park; and

                  6.1.9 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below.

         6.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is specified in the Basic Lease Information, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. The amount of Tenant's share of Tax Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, country, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord's right to rent or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.

6.4 PAYMENT OF EXPENSES: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.5 ANNUAL RECONCILIATION: By June 30th of each calendar year, or as soon thereafter as reasonably possible Landlord shall endeavor to furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the term of the Lease expires prior to the annual reconciliation of expenses, Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund such overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's Security Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

6.6 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

7. UTILITIES: Utility Expenses, Common Area Utility Costs and all other sums or charges set forth in this Section 7 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay Tenant's Share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. For any such utility fees or use charges that are not billed or metered separately to Tenant, including without limitation, water and refuse pick up charges, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar service ("Utility Expenses"). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. In addition, Tenant shall pay to Landlord Tenant's Share of any Common Area utility costs, fees, charges or expenses ("Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease and any reconciliation thereof shall be substantially in the same manner as specified in Section 6.5 above. The amount of Tenant's Share of Common Area Utility Costs shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square foot of the Premises, the Building and/or the Park. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restriction on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building or the Park (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

8. LATE CHARGES: Any and all sums of charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the fifteenth day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, Administrative Expenses, or the other sums due hereunder, will cause Landlord to incur cost not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such cost include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to five percent (5%) such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid,
(b) the amount of seventy five dollars ($75) for each three-day notice prepared for or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenants delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier' s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9. USE OF PREMISES:

         9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as proposed used (i) does not involve the used of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and (iii) is compatible and consistent with the other uses then being made in the Park and in other similar types of buildings in the vicinity of the Park, as reasonably determined by Landlord. The uses of the Premises by Tenant and its employees, representative, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representative") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders, and regulations as same exist from time to time (collectively the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the "Rules and Regulations"). Tenants agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises, Building, the Common Areas and/or the Park occasioned by the enactment of, or changes to, any Laws arising form Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

      9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its content, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, or about the Premises, the Building, the Lot or the Park without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenants shall not do or permit anything to be done in or about the Premises which will any way obstruct or interfere with the rights of Landlord, other tenants or occupants of the Building, other buildings in the Park, or other persons or business in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit quite enjoyment and use by Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Areas, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment materials, supplies, personal property or any other items or good outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Record Matters relating to the Premises, the Building, the Lot and/or the Park. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to collect from Tenant a reasonable sum as a penalty, in addition to all rights and remedies of Landlord hereunder including, but not limited to, the payment by Tenant to Landlord of all Enforcement Expenses and Landlord's costs and expenses, if any to cure any such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.

10.   ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

      10.1 ALTERATIONS AND ADDITIONS: Tenants shall not install any signs, fixtures, improvements nor make or permit any other alterations or additions to the Premises in excess of $5,000.00 without the prior written consent of Landlord. If any such alternation or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenants shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work.

      10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of the time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the fixtures (other than trade fixtures), additions and improvements which Landlord has notified Tenant, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of the forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions and other improvements unless Landlord request, in writing, that

Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions, and other improvements which Landlord shall require Tenant not to remove the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furnishings, additions and improvements which are to be removed from the Premises by the Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11.   REPAIRS AND MAINTENANCE:

      11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provide in Sections
11.2 and 11.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas in good, clean and safe conditions and repair to the satisfaction of Landlord including, but not limited to repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises not to exceed $650 per each single repair, (b) all plumbing, electrical wiring and equipment serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights
(f) all tenants signage, (g) lifts for disabled persons serving the Premises,
(h) sprinkler systems fire protection systems and security systems. (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).

      11.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Section 6 and 9 of this Lease and except for (i) the obligations of Tenants set forth in Section 11.1 above, (ii) the obligations of Landlord set forth in Section 11.3 below, and (iii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to the Premises, any rail spur and rail crossing, the roof, roof membranes, exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers exterior window casements, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the Building. For purpose of this Section 11.2 the term "exterior" shall mean outside of and not exclusively serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s), (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligations to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s).and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s)(including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any such contract(s), Tenant will promptly deliver to Landlord a true and complete copy each such contract and any all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

      11.3 LANDLORD'S REPAIR AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any Tenant's Representatives. Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacements to be necessary in Landlord's sole discretion.

      11.4  TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's cost for making such repairs and/or maintenance, plus twenty percent (20%) for overhead, upon presentation of a bill thereof, plus any Enforcement Expenses. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenants hereby waives any right to repair at the expenses of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12.   INSURANCE:

      12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interest may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverage (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenants has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property assurance, including without limitation , sprinkle leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with , if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customer insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord deems necessary and prudent or as may otherwise be required by any of Landlord's lenders or joint venture partners.

      12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as a set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insured as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

      12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, and any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park shall be named as additional insureds under all of the policies required in Section 12.1 (iii) above. Additionally, such policies shall provide for severability of interest.

All insurance to be maintained by Tenant shall, except for workers compensation and employer's liability, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

      12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchased the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extension), Landlord may, but without obligation to do so, purchased the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extend that such loss or damage is insured by insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its right of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of damage resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholder, successors and assigns and each of their respective partner, members, directors, employees, representatives, agents, contractors, shareholders, successors, and assigns (collectively, the "Indemnities") harmless and indemnify the Indemnities from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, cost of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives use of the Premises, Building and /or the Park, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted to suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representative, or third party person, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenants herein shall survive the expiration or earlier termination of this Lease.

      Except to the extent of damage resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenants agrees that neither Landlord nor any of Landlord's lender(s), partner, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever, who may at any time be using, occupying or visiting the Premises, the Building or the Park, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Tenants shall not in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.

15.   ASSIGNMENT AND SUBLEASING:

      15.1 PROHIBITION: Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's written consent thereto, and (b) comply with all the Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenants seeks to sublet or assign all or any portion of the Premises, Tenants shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease of assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of one hundred dollars ($100) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. In the event the sublease or assignment (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or
(2) is for a term which by itself or taken together with prior or other subleases or partial assignment is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions, and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.

      15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

      15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of the time granted to any such assignee or sublessee.

16. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17. SUBORDINATION: Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed or trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months' Rent;
(d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit too the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss , cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents, together with any and all Enforcement Expenses.

18. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises at all reasonable times for purposes of inspection, exhibition, posting of notices, repair or alteration. At Landlord's option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Premises, the Building and in the Common Areas. Landlord shall also have the right to place "for sale" signs on the outside of the Building and in the Common Areas. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with

Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

19. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within five (5) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that
(a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to
Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate, together with any and all Enforcement Expenses.

20. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

      20.1 The abandonment of the Premises by Tenant of the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any stature or law now or hereafter in effect;

      20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder on the date said payment is due. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may under any stature or law now or hereafter in effect;

      20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within the time period required under the provisions of this Lease. If such failure is susceptible of cure but cannot reasonably be cured within the aforementioned time period (if any), as determined solely by Landlord, Tenant shall promptly commence the cure of such failure and thereafter diligently prosecute such cure to completion within the time period specified by Landlord in any written notice regarding such failure as may be delivered to Tenant by Landlord. In no event or circumstance shall Tenant have more than fifteen (15) days to complete any such cure, unless otherwise expressly agree to in writing Landlord (in Landlord's sole discretion);

      20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

      20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below; or

      20.6 The making of any material misrepresentation of omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

21.   REMEDIES FOR TENANT'S DEFAULT:

      21.1 LANDLORD' RIGHTS: In the event or Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

      21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

      21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing right and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, any and all Base Rent waived by Landlord under Section 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

      21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder of any subsequent default of this Lease, except for the default specified in the waiver.

22. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Tenant shall have a license to use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same.

25. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein. Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties of their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this
Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the premises are a part, shall be deemed a sale within the meaning of this
Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not deemed a waiver of such default, other than a waiver of timely payment of the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent of other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within one hundred twenty (120) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29.   ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

      29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ( "the HazMat Certificate" ) describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

      29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls, (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

      29.3 PROHIBITION; ENVIRONMENTAL LAWS: Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the Prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

      29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Lot or the Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfaction completion of such work.

      29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant and Tenant's officers and directors agree to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, the Building, the Lot or the Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the building and/or Park), suits, administrative proceedings and costs (including, but not limited to attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, the Common Areas, the Building, the Lot or the Park as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and/or the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

      29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, the Lot and/or the Park is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials, except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/ or the Park in any manner whatsoever related to directly, or indirectly, Hazardous materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subjected to the provisions of
Section 22 of this Lease.

30. FINANCIAL STATEMENTS: Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord then current audited financial statements of Tenant (including interim periods following the end of last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the results of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an opinion of certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any and all options granted to Tenant's financial condition at the time of Tenant's exercise of any such option.

31.   GENERAL PROVISIONS

      31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions with performance is a factor.

      31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as assignment, apply to the bind the heirs, successors, executors, administrators and assigns of the parties hereto.

      31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

      31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises or the Building and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord

(including without limitaion, and property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease upon transfer of landlord's interest in the Premises or the Building.

      31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

      31.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

      31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

      31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

      31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the country in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant herby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

      31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen
(18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt of the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant.

      31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

      31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

      31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the Building of the Park, and/or any claim of injury, loss or damage.

      31.14 COUNTERCLAIMS. In the event Landlord commences any proceedings for nonpayment of Rent, Additional Rent, or any other sums or amounts due hereunder, Tenant shall not interpose any counterclaim or whatever nature or description in any such proceedings, provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

      31.15 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, not should any be inferred.

      31.16 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any of all of such subleases or subtenancies. Landlord's election of either or both of the foregoing option shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

32. SIGNS: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances and regulations and in compliance with Landlord's sign criteria as same may exist from time to time or as set forth in Exhibit H hereto and made a part hereof. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building of the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION: Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34. QUITCLAIM: Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.

36. WARRANTIES OF TENANT: Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statures now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all improvements or alterations to be made to the Premises by, or on behalf of, Tenant strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Building, the Common Areas or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent of finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission of finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

39. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenant, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas.

40.   LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at

Landlord's option without any obligation to do so, and in its sole discretion as to necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law and Enforcement Expenses.

      IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

TENANT:

Viko Technology , Inc.,
a California corporation,
dba Adaptive Electronics

By: /s/ Bill de Carbonel
    ----------------------------

Its: Vice President

Date: 6/17/98

By: ----------------------------

Its: ---------------------------

Date: --------------------------

LANDLORD:

MILPITAS INDUSTRIAL PROPERTIES, INC.,
A Delaware Corporation

By: LPS MS, Inc.,
    as manager and agent for MILPITAS INDUSTRIAL PROPERTIES, INC.

    By: /s/ Senior Vice President
        --------------------------
             Senior Vice President

    Date: ------------------------

                               EXHIBIT A- PREMISES

This exhibit, entitled "Premises", is and shall constitute EXHIBIT A to that certain Lease Agreement dated June 4, 1998 ("the Lease"), by and between MILPITAS INDUSTRIAL PROPERTIES, INC., a Delaware corporation ("Landlord") and Viko Technology, Inc., a California corporation, dba Adaptive Electronics ("Tenant") for the leasing of certain premises located in the Mabury Industrial Park at Building B, 1605 Malbury Road, Units A and B, San Jose, California (the "Premises")

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Building.

                         EXHIBIT B- TENANT IMPROVEMENTS

This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain Lease agreement dated June 4, 1998 (the "Lease"), by and between MILPITAS INDUSTRIAL PROPERTIES, INC., a Delaware corporation ("Landlord") and Viko Technology, Inc., a California corporation, dba Adaptive Electronics ("Tenant") for the leasing of certain premises located in the Malbury Industrial Park at Building B, 1605 Malbury Road, Units A and B, San Jose, California (the "Premise"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

TENANT IMPROVEMENTS, AS-IS CONDITION: Tenant hereby accepts the Premises as suitable for Tenant's intended use and as being good operating order, condition and repair, "AS-IS", and without representation or warranty by Landlord nor any of Landlord's agents, representatives or employees as to the suitability, fitness, condition, use or occupancy which may be made thereof. Tenant further acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has agreed to undertake any alterations or construct any improvements ("Tenants Improvements") to the Premises. Any expectations to the foregoing must be by written agreement executed by Landlord and Tenant.

                          EXHIBIT C TO LEASE AGREEMENT

                               RULES & REGULATIONS

This exhibit, entitled "Rules & Regulations", is and shall constitute EXHIBIT C to that certain Lease Agreement dated June 4, 1998 (the" Lease"), by and between MILPITAS INDUSTRIAL PROPERTIES INC., a Delaware corporation ("Landlord") and Viko Technology, Inc., a California corporation, dba Adaptive Electronics (`'Tenant") for leasing of certain premises located in the Mabury Industrial Park at Building B, 1605 Mabury Road, Units A and B, San Jose , California (the "Premises"). The terms, conditions and provisions of this EXHIBIT C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

      1. No advertisement, picture or sign of any shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at the Tenant's expense.

      2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity, except for company vehicles that may be parked periodically overnight.

      3. Tenant shall not use any method of heating the air conditioning the prior other than the supplied by Landlord without the prior written consent of Landlord.

      4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

      5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the building or the Park.

      6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

      7. Tenants agree not to make any duplicate keys without the prior consent of Landlord.

      8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other tenants.

      9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

      10.   No person shall go on the roof without Landlord's permission.

      11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such as a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

      12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

      13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

      14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall not only use tires that do not damage the asphalt.

      15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

      16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort in or around the Premises, the Building, the Park or any of the Common Area of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

      17. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

      18. Tenant shall not permit any permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

                                    EXHIBIT E

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalized a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord

                   _____________________________________________________________
                   _____________________________________________________________
                   c/o LPC MS, INC.
                   101 Lincoln Centre Drive, Fourth Floor
                   Foster City, California  94404
                   Attn: ______________________________________________________
                   Phone: (650) 571-2200

Name of (Prospective) Tenant : _________________________________________________

Mailing Address: ______________________________________________________________
________________________________________________________________________________

Contact Person, Title and Telephone Number (s): ________________________________

Contact Person for Hazardous Waste Materials Management and Manifest and Telephone Number(s):
________________________________________________________________________________
________________________________________________________________________________

Address of (Prospective) Premises : ____________________________________________

Length of (Prospective) initial Term : ________________________________________
________________________________________________________________________________

1.    GENERAL INFORMATION:

      Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.
_______________________________________________________________________________
_______________________________________________________________________________

2.    USE STORAGE AND DISPOSAL OF HAZARDOUS MATERIAL

      2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises ? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

            Wastes                     Yes [ ]                No [ ]

            Chemical Products          Yes [ ]                No [ ]

            Other                      Yes [ ]                No [ ]

            If Yes is marked, please explain: __________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on going operations and identification of any variations in such information from the prior year's certificate.

3.    STORAGE TANKS AND SUMPS

      3.1 Is any above or below grounds storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should described any such actual or proposed activities.

            Yes [ ]            No [ ]

            If yes, please explain: ____________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

4.    WASTE MANAGEMENT

      4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

            Yes [ ]            No [ ]

      4.2 Has your company field a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports field.

            Yes [ ]            No [ ]

            If yes, attach a copy of the most recent report field..

5.    WASTEWATER TREATMENT AND DISCHARGE

      5.1   Will your company discharge wastewater or other wastes to;
            __________ storm drain?   ________ sewer?
            __________ surface water? ________ no wastewater or other wastes discharged.

            Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

            ____________________________________________________________________
            ____________________________________________________________________

      5.2   Will any such wastewater or waste be treated before discharge?

            Yes [ ]            No [ ]

            If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

            ____________________________________________________________________
            ____________________________________________________________________

6.    AIR DISCHARGES

      6.1 Do you plan for air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

            Yes [ ]            No [ ]

            If yes, please describe: ___________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      6.2 Do you propose to operate any of the following types of equipment, or any other equip- ment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, or about the Premises.

            ___________ Spray booth(s) ___________  Incinerator(s)
            ___________ Dip tank(s)    ___________  Other (Please describe)
            ___________ Drying oven(s) ___________  No Equipment Requiring Air
                                                    Permits

            If yes, please describe: ___________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

7.    HAZARDOUS MATERIALS DISCLOSURES

      7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

            Yes [ ]            No [ ]

            If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

      7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

            Yes [ ]            No [ ]

            If yes, Please explain: ____________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

8.    ENFORCEMENT ACTIONS AND COMPLAINTS

      8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been Subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received request for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such request have been received.

            Yes [ ]            No [ ]

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of section 29 of the signed Lease Agree-ment.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      8.2 Have there ever been, or are there now pending, any lawsuits against your company regar- ding any environmental or health and safety concerns?

            Yes [ ]            No [ ]

            If yes, describe any such lawsuits and attach copies of the complaint(s), cross complaints(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions Section 29 of the signed Lease Agreement.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      8.3 Have there been any problems or complaints from the adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

            Yes [ ]            No [ ]

                  If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement

            ____________________________________________________________________
            ____________________________________________________________________
            ________________________

9.    PERMITS AND LICENCES

      9.1 Attach copies of all Hazardous Materials permits licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attach thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials , including without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or verify otherwise the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

      I (print name)___________________ , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

      (PROSPECTIVE) TENANT:

      By:_______________________________________

      Title: ___________________________________

      Date: ____________________________________

                                    EXHIBIT F
                       FIRST AMENDMENT TO LEASE AGREEMENT
                           CHANGE OF COMMENCEMENT DATE

The first Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of ____________________________, by and between _____________________________ ( "LANDLORD"), AND __________________________
("TENANT"), with reference to the following facts:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated _________ (the "Lease "), for the leasing of certain premises containing approximately ________ rentable square feet of space located at ____________________ , California (the "Premises") as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Commencement date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

            1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

            2.    The commencement Date of the Lease shall be
                  ___________________________.

            3. The last day of the Term of the Lease (the "Expiration Date") shall be ________________.

            4.    The dates on which the Base Rent will be adjusted are:

                  For the period _________to________the monthly Base Rent shall be $__________;

                  For the period _________to________the monthly Base Rent shall be $__________;and

                  For the period _________to________the monthly Base Rent shall be $__________;.

            5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

            6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

            7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

            8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

(PROPERTY MANAGER: PLEASE PROVIDE TENANT INFORMATION AND WORD PROCESSING WILL COMPLETE THE SIGNATURE BLOCK).

                         EXHIBIT G (TENANT / LANDLORD )

           TENANT'S INITIAL HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentially by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located , (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to :

Landlord:   MILPITAS INDUSTRIAL PROPERTIES, INC.,
            a Delaware corporation
            c/o LPS MS, Inc.
            101 Lincoln Centre Drive, Fourth Floor
            Foster City, California 94404
            Attn: Portfolio Manager
            Phone: (650) 571-2200

Name of (Prospective) Tenant:  Viko Technology, Inc., a California corporation, dba Adaptive Electronics

Mailing Address:    1605 Mabury Road, Units A & B
                    San Jose, California 95133

Contact Person, Title and Telephone Number(s):__________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): ___________________________________________________________
________________________________________________________________________________
_______________________________________________________________

Address of (Prospective) Premises :   1605 Mabury Road Units A & B, San Jose,
                                      California 95133

Length of (Prospective) initial Term: Sixty (60) months

________________________________________________________________________________

1.    GENERAL INFORMATION:

      Describe the initial proposed operations to take place in, on, or about the Premises, including , without limitation, principal products processed, manufactured or assembled services and acti- vities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.    USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

      2.1 Will any Hazardous Materials be used, generated , stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

            Wastes             Yes [ ]            No [ ]

            Chemical Products  Yes [ ]            No [ ]

            Other              Yes [ ]            No [ ]

            If Yes is marked, please explain ___________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental
            Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.    STORAGE TANKS AND SUMPS

      3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

            Yes [ ]            No [ ]

      If yes, please explain: __________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

4.    WASTE MANAGEMENT

      4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

            Yes [ ]            No [ ]

      4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports field.

            Yes [ ]            No [ ]

            If yes, attach a copy of the most recent report filed.

5.    WASTEWATER TREATMENT AND DISCHARGE

      5.1   Will your company discharge wastewater or other wastes to:

            _________ storm drain?   ________ sewer?
            _________ surface water? ________ no wastewater or other wastes discharged?

            Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

            ____________________________________________________________________
            ____________________________________________________________________

      5.2   Will any such wastewater or waste be treated before discharge?

            Yes [ ]            No [ ]

            If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

            ____________________________________________________________________
            ____________________________________________________________________

6.    AIR DISCHARGES

      6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

            Yes [ ]            No [ ]

            If yes, please describe:____________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      6.2 Do you propose to operate any of the following types of equipment, or any other equip- ment requiring an air emissions permit? Existing tenants should specify any such equipment b being operated in, on or about the Premises.

            ___________  Spray booth(s) ___________  Incinerator(s)
            ___________  Dip tank(s)    ___________  Other (Please describe)
            ___________  Drying oven(s) ___________  No Equipment Requiring Air
                                                     Permits

            If yes, please describe:____________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

7.    HAZARDOUS MATERIALS DISCLOSURES

      7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

            Yes [ ]            No [ ]

            If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

      7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

            Yes [ ]            No [ ]

            If yes, Please explain: ____________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

8.    ENFORCEMENT ACTIONS AND COMPLAINTS

      8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been Subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received request for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such request have been received.

            Yes [ ]            No [ ]

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of section 29 of the signed Lease Agree-ment .

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      8.2 Have there ever been, or are there now pending, any lawsuits against your company regar- ding any environmental or health and safety concerns?

            Yes [ ]            No [ ]

            If yes, describe any such lawsuits and attach copies of the complaint(s), cross complaints(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the Provisions of Section 29 of the signed Lease Agreement.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns?

            Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the premises.

            Yes [ ]            No [ ]

            If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

9.    PERMITS AND LICENSES

      9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

      The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attach thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties and certifications made herein and the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives, may, and will rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

      I (print name)____________________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

      (PROSPECTIVE) TENANT:

      By:_____________________________________

      Title: _________________________________

      Date: _________________________________

                       FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is made to be effective as of October 1, 2002 (the "Amendment Effective Date"), by and between MILPITAS INDUSTRIAL PROPERTIES, INC., A DELAWARE CORPORATION ("Landlord"), and VIKO TECHNOLOGY INC., A CALIFORNIA CORPORATION, DBA ADAPTIVE ELECTRONICS ("Tenant"), with reference to the following facts.

                                    RECITALS

      A. Landlord and Tenant have entered into that certain Lease Agreement, dated as of June 4, 1998 (the "Lease"), for the Leasing of those certain premises consisting of approximately 25,200 rentable square feet located at 1605 Mabury Road, Units A and B, San Jose, California (the "Original Premises"), as such Original Premises are more fully described in the Lease.

      B. Landlord and Tenant now wish to amend the Lease to provide for, among other things (I) the extension of the Term of the Lease, and (II) the expansion of the Original Premises to include those certain premises consisting of approximately 12,296 rentable square feet located at 1605 Mabury Road, Unit C (the "Expansion Premises"). The Expansion Premises are depicted on the site plan attached hereto as Exhibit A and made a part hereof. The foregoing modifications of the Lease shall be upon, and shall be subject to, each of the terms, conditions, and provision set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

      2. TERM: The Expiration Date of the Lease which was originally scheduled to expire on March 31, 2003, is hereby extended until that date (the "Revised Expiration Date") which is sixty (60) months after the EP Commencement Date (defined below), unless sooner terminated in accordance with the provision of the Lease. Accordingly, the Revised Expiration Date is September 30, 2007. The 60-month period from and after the EP Commencement Date through the Revised Expiration Date shall hereinafter be referred to as the "Term" and any and all references thereto in the Lease shall be modified accordingly. From and after the Amendment Effective Date, any and all references to the "Expiration Date" in the Lease shall mean and refer to the Revised Expiration Date referred to herein.

      3.    ADDITION OF EXPANSION PREMISES:

            3.1 Commencing on October 1, 2002 (the "EP Commencement Date"), the Original Premises shall be expanded to include the Expansion Premises leased on all of the same terms and conditions as set forth in the Lease, except as otherwise expressly set forth in this Amendment. From and after the EP Commencement Date, the "Premises" as defined in the Basic Lease Information and in Section 1 of the Lease, shall mean and refer to both the Original Premises and the Expansion Premises which, in the aggregate, consist of approximately 37,496 rentable square feet located at 1605 Mabury Road, Units A, B and C, San Jose, California. Accordingly, from and after the EP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the aggregate of the Original Premises and the Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the EP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 37,496 rentable square feet.

            3.2 Notwithstanding anything to the contrary contained herein or in the Lease. Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is not able to deliver to Tenant possession of the Expansion Premises by the EP Commencement Date. The Base Rent for both the Original Premises and the Expansion Premises shall be as set forth in Paragraph 4 below.

      4.    BASE RENT; ADDITIONAL RENT:

            4.1 The Basic Lease Information and Section 3 of the Lease are hereby modified to provide that as of the EP Commencement Date the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease, shall be as follows:

                            ORIGINAL PREMISES         EXPANSION PREMISES        TOTAL AMOUNT OF
      PERIOD                MONTHLY BASE RENT         MONTHLY BASE RENT        MONTHLY BASE RENT
      ------                -----------------         -----------------        -----------------
10/1/02-11/20/02               $     0.00                 $    0.00                $     0.00

11/21/02-2/18/03               $16,128.00                 $    0.00                $16,128.00

2/19/03-9/30/03                $16,128.00                 $7,869.44                $23,997.44

10/1/03-9/30-04                $16,632.00                 $8,115.36                $24,747.36

10/1/04-9/30/05                $17,136.00                 $8,361.28                $25,497.28

10/1/05-9/30/06                $17,640.00                 $8,607.20                $26,247.20

10/1/06-9/30/07                $18,144.00                 $8,853.12                $26,997.12

            4.2 ADDITIONAL RENT Commencing on the Amendment Effective Date and continuing throughout the Term of the Lease, Tenant is responsible for the timely payment of all Additional Rent, including without limitation, Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses for both the Original Premises and the Expansion Premises as required by Sections 3 and 6 of the Lease.

      5. ADVANCE RENT: Concurrently with Tenant's execution of this Amendment, Tenant shall pay to Landlord the amount of Sixteen Thousand One Hundred Twenty-Eight Dollars ($16,128.00) which shall represent Tenant's first monthly installment of Base Rent payable for both the Original Premises and the Expansion Premises.

      6. CONDITION OF THE EXPANSION PREMISES: Subject to the provisions of Paragraph 3 above, on the EP Commencement Date Landlord shall deliver to Tenant possession of the Expansion Premises in its then existing "AS IS", condition and state of repair, and Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Expansion Premises except for Landlord's provision of the EP Tenant Improvement Allowance, subject to, and as expressly set forth in Exhibit B attached hereto and made a part hereof. The EP Tenant Improvements (as defined in Exhibit B) shall be installed by Tenant in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B hereto, and not pursuant to Exhibit B attached to the Lease which is not applicable to the Expansion Premises. The EP Tenant Improvements constructed hereunder shall comply with the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the EP Tenant Improvements. By taking possession of the Expansion Premises, Tenant is deemed to have accepted the Expansion Premises in good condition and state of repair. Any exception to the foregoing provisions must be made by express written agreement signed by both parties. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Expansion Premises, Building, or Park or have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges and agrees that the EP Tenant Improvements described in Exhibit B attached hereto will be installed and constructed by Tenant in the Expansion Premises and the completion of such EP Tenant Improvements therein shall not affect Tenant's obligation to pay Rent and to perform all of Tenant's covenants and obligations under the Lease and this Amendment. Tenant hereby expressly (I) agrees that Tenant shall have no right or claim to any abatement, offset or other deduction of the amount of Rent payable by Tenant for the Original Premises and/or the Expansion Premises due to the installation and construction of any EP Tenant Improvements, (II) grants Landlord access to any and all of the Original Premises and Expansion Premises to inspect Tenant's construction of the EP Tenant Improvements and to exercise all other rights conferred upon Landlord under the Lease, including the Amendment and Exhibit B hereto, (III) agrees to not interfere, and to not allow any of Tenant's Representatives to interfere, with the other tenants in the Building and the Park, (IV) agrees that Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, unreasonably interfere with Landlord's work in other areas of the Building or the Park, or the general operation of the Building, and (V) assumes any and all liability and responsibility for any damage to the Original Premises, the Expansion Premises and Tenant's personal property, trade fixtures, furnishings, equipment and goods located therein or thereabout arising in any manner or related to Tenant's installation and construction of the EP Tenant Improvements.

      7. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Amendment, Tenant shall deposit with Landlord the sum of Five Thousand Seventy Three and 12/100ths Dollars ($5073.12) (the "EP Security Deposit") . The EP Security Deposit shall be subject to, and the use and application thereof governed by, Section 4 of the Lease. The EP Security Deposit shall be added to the Security Deposit presently being held by Landlord under the lease in the amount of Twenty One Thousand, Nine Hundred Twenty Four Dollars ($21,924.00) (the "Original Security Deposit"). From and after the Amendment Effective Date, the term "Security Deposit" as used in the Lease shall mean and refer to both the EP Security Deposit and the Original Security Deposit in the aggregate amount of Twenty-Six Thousand Nine Hundred Ninety-Seven and 12/100ths Dollars ($26,997.12).

      8. TENANT'S SHARE OF OPERATING EXPENSES: Effective as of the EP Commencement Date, Tenant's Share of Operating Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 17.21% of the Park.

      9. TENANT'S SHARE OF TAX EXPENSES: Effective as of the EP Commencement Date, Tenant's Share of Tax Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 60.09% of Building B.

      10. TENANT'S SHARE OF UTILITY EXPENSES: Effective as of the EP Commencement Date, Tenant's Share of Utility Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 17.21% of the Park.

      11. TENANT'S SHARE OF COMMON AREA UTILITY COSTS: Effective as of the EP Commencement Date, Tenant's Share of Common Area Utility Costs (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 17.21% of the Park.

      12. UNRESERVED PARKING SPACES: Effective as of the EP Commencement Date, the number of parking spaces available to Tenant (As specified in the Basic Lease Information) shall be increased to 35 non-exclusive and non-designated parking spaces.

      13. INSURANCE: Concurrently with Tenant's execution of this Amendment, Tenant shall deliver to Landlord those certificates of insurance evidencing that the Expansion Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease, including without limitation, those insurance policies specified in Exhibit B hereto.

      14. BROKERS: Tenant warrants that, with the exception of BT Commercial, it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorney's fee and costs.

      15. BUILDING OPERATING SYSTEMS: Landlord shall deliver the Expansion Premises with the existing building operating systems serving the Expansion Premises, including electrical, mechanical and plumbing systems, in good working condition as of the EP Commencement Date and Tenant shall have a period of ninety (90) days after the EP Commencement Date to notify Landlord, in writing, if any of such building operating systems are not in good working condition (the "BOS Notice"). After receipt by Landlord of the BOS Notice from Tenant (which notice shall specify in reasonable detail the nature and extent of such problems and items of disrepair), Landlord shall use commercially reasonable efforts to cause the prompt correction and/or repair of such problems and items of disrepair. If Tenant fails to timely deliver to Landlord such BOS Notice within said ninety (90) day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in Section 11.2 of the Lease.

      16. EFFECT OF AMENDMENT : Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail and control.

      17. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

      18. AUTHORITY: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warramt that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

      19. INCORPORATION: The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

VIKO TECHNOLOGY, INC.,
A CALIFORNIA CORPORATION
DBA ADAPTIVE ELECTRONICS

By:    /s/ Bill de Carbonel
   ------------------------------------
Name:  Bill de Carbonel
Title: V.P.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

LANDLORD:

MILPITAS INDUSTRIAL PROPERTIES, INC..
A DELAWARE CORPORATION

By:    /s/ Hilary Spann
   ------------------------------------
Name:  Hilary Spann
Title: Vice President

                                    EXHIBIT A
                               EXPANSION PREMISES

This exhibit, entitled "Premises", is and shall constitute Exhibit A to that certain First Amendment to Lease Agreement dated September 26, 2002 (the "Amendment"), by and between MILPITAS INDUSTRIAL PROPERTIES, INC., a Delaware corporation ("Landlord") and VIKO TECHNOLOGY INC., a California corporation, dba Adaptive Electronics ("Tenant") for the leasing of certain premises located in the 1605 Mabury Road, Unit C, San Jose, California (the "Expansion Premises").

The Expansion Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Building:

                                  [FLOOR PLAN]

                 EXHIBIT B TO FIRST AMENDMENT TO LEASE AGREEMENT
                             EP TENANT IMPROVEMENTS

This exhibit, entitled "EP Tenant Improvements", is and shall constitute Exhibit B to that certain First Amendment to Lease Agreement made to be effective as of October 1, 2002 (the "Amendment"), by and between Milpitas Industrial Properties, Inc., a Delaware corporation ("Landlord"), and Viko Technology, Inc., a California corporation, dba Adaptive Electronics ("Tenant"), for the leasing of, among other premises, the Expansion Premises, located at 1605 Mabury Road, Unit C, San Jose, California. The terms, conditions and provisions of this Exhibit B are hereby incorporated into and are made a part of the Amendment. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease or the Amendment, as applicable.

1. TENANT TO CONSTRUCT EP TENANT IMPROVEMENTS. Subject to the provisions below,Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements ("EP Tenant Improvements") to the Expansion Premises, in accordance with the terms, conditions and provisions of this Exhibit B. The EP Tenant Improvements shall not include any of Tenant's personal property, trade fixtures, furnishings, equipment or similar items. Additionally, the EP Tenant Improvements shall not include any alterations, additions or improvements to any portion of the Original Premises.

2.    TENANT IMPROVEMENT PLANS.

      A. PRELIMINARY PLANS AND SPECIFICATIONS. Promptly after execution of the Amendment, Tenant shall retain a licensed and insured architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the EP Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

      B. FINAL PLANS AND SPECIFICATIONS. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, within twenty (20) days following Landlord's approval of the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare the final working architectural and engineering plans, specifications and drawings, ("Final Plans and Specifications") for the EP Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

      C. MISCELLANEOUS. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Expansion Premises, the Original Premises, the Building and Landlord's interest therein. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

      D. BUILDING STANDARD WORK. The Construction Documents shall provide that the EP Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-2, and shall consist of improvements which are generic in nature.

      E. CONSTRUCTION AGREEMENTS. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the EP Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3. PERMITS. Tenant, at its sole cost and expense (subject to the provisions of Paragraph 5 below), shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the EP Tenant Improvements based upon such Construction Documents. Tenant, at its sole cost and expense, shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the EP Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to ensure that the construction of the EP Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the EP Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Expansion Premises and/or the Building.

4.    CONSTRUCTION.

      A. Tenant shall be solely responsible for the construction, installation and completion of the EP Tenant Improvements in accordance with the Construction Documents approved by Landlord. Tenant is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the EP Tenant Improvement Allowance (defined below) in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the EP Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the Completion schedule approved by Landlord without Landlord's Prior written consent, which consent shall not be unreasonably withheld or delayed.

      B. Tenant, at its sole cost and expense (subject to the provisions of Paragraph 5 below), shall employ a licensed, insured and bonded general contractor ("Contractor") to construct the EP Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Proof that the contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

      C. Prior to the commencement of the construction and installation of the EP Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction;

            (i) An estimated budget and cost breakdown for the EP Tenant Improvements;

            (ii)  Estimated completion schedule for the EP Tenant Improvements;

            (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the EP Tenant Improvements; provided, however, if prior to commencement of the construction and installation of EP Tenant Improvements, Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof; and

            (iv) Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

      D. Landlord shall, at all reasonable times, have a right to inspect the Expansion Premises and the EP Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the EP Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

      E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the EP Tenant Improvements. The EP Tenant Improvements shall not be commenced until five(5) business days after Landlord has received notice from Tenant stating the date the construction of the EP Tenant improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

      F. Tenant acknowledges and agrees that the agreements and covenants of Tenant made in the Lease and the Amendment shall be fully applicable to Tenant's construction of the EP Tenant Improvements.

      G. Tenant shall maintain, and cause to be maintained, during the construction of the EP Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in
Section 12 of the Lease, together with builders' risk insurance for the amount of the completed value of the EP Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the landlord shall reasonably require in connection with the EP Tenant Improvements.

      H. No materials, equipment or fixtures shall be delivered to or installed upon the Expansion Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

      I. Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the EP Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

      J. Upon completion of the EP Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

            (i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of San Jose.

            (ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

            (iii) A cost breakdown itemizing all expenses for the EP Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

            (iv) Final and unconditional mechanic's lien waivers for all the EP Tenant Improvements.

            (v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the Country of Santa Clara, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

            (vi) A true and complete copy of all as-built plans and drawings for the EP Tenant Improvements.

      K. Tenant shall keep the Expansion Premises, the Original Premises, the Building and the Park free from all liens and shall indemnify, defend (with counsel reasonably satisfactory to Landlord), protect, and hold Landlord and the other Indemnities, harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages, and expenses (including, without limitation, attorneys' and experts' fees and costs) relating to or arising in any manner whatsoever from the EP Tenant Improvements, Tenant's construction work in the Building or the Premises, or any damage to the Park, Building or Premises or injury to any personal property or person therein in connection therewith. Notwithstanding any provision to the contrary in this Amendment, the indemnity obligations of Tenant under this Amendment shall survive any termination of this Amendment or the Lease. In addition to the foregoing indemnity, if there is any damage to the Park, Building or Premises caused by Tenant's or any of Tenant's Representatives' entry in or on the Park, Building or Premises in connection with Tenants installation and construction of the EP Tenant Improvements, Tenant shall immediately restore the Park, Building or Premises substantially to the same condition existing prior to Tenants and Tenant's Representatives' entry in, on or about the Park, Building or Premises for such purpose. Nothing herein shall diminish or excuse Tenant from its indemnity obligations in Section 14 of the Lease.

5.    EP TENANT IMPROVEMENT ALLOWANCE.

      A. Subject to Tenant's compliance with the provisions of the Lease and this Exhibit B, Landlord shall provide to Tenant an allowance in the amount of One Hundred Twelve Thousand Four Hundred Eight-eight Dollars ($112,488.00) (the "EP Tenant Improvement Allowance"). The EP Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the EP Tenant Improvements and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the EP Tenant Improvements Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B. In addition to the foregoing, Landlord shall have no obligation to disburse all or any portion of the EP Tenant Improvement Allowance to Tenant unless Tenant makes a progress payment request pursuant to the terms and conditions of Paragraph 5.B. below prior to that date which is six
(6) months after the EP Commencement Date. The costs to be paid out of the EP Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the EP Tenant Improvements (collectively, the "EP Tenant Improvement Costs"), including all of the following:

            (i) All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

            (ii) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

            (iii) All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

            (iv) All direct and indirect costs of procuring, constructing and installing the EP Tenant Improvements in the Expansion Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the EP Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

            (v) All fees payable to the Architect and any engineer if they are required to redesign any portion of the EP Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

            (vi)  Utility connection fees;

            (vii) Inspection fees and filing fees payable to local governmental authorities, if any;

            (viii) All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation; and,

            (ix) A construction management fee payable to Landlord in the amount of five percent (5%) of the aggregate of the Excess EP Tenant Improvement Costs (defined below) and the EP Tenant Improvement Allowance (the "CM Fee").

The EP Tenant Improvement Allowance shall be the maximum contribution by Landlord for the EP Tenant Improvement Costs, and the disbursement of the EP Tenant Improvement Allowance is subject to the terms contained hereinbelow.

      B. Except for payment of the CM Fee, and subject to the provisions of Paragraph 5.A. above, Landlord will make payments to Tenant from the EP Tenant Improvement Allowance to reimburse Tenant for EP Tenant Improvement Costs paid or incurred by Tenant in accordance with the provisions of this Exhibit B. Payment of the CM Fee shall be the first payment from the EP Tenant Improvement Allowance and shall be made by means of a deduction or credit against the EP Tenant Improvement Allowance. All other payments of the EP Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and material men; (b) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the EP Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord. Except for the CM Fee payment (credit), the EP Tenant Improvement Allowance progress payments shall be paid to Tenant within thirty (30) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all EP Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the EP Tenant Improvements by Architect shall be paid from the EP Tenant Improvement Allowance, without any retention, within thirty (30) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the EP Tenant Improvement Allowance or of any EP Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the EP Tenant Improvements.

      C. Landlord shall not be obligated to pay any EP Tenant Improvement Allowance progress payment or the EP Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the EP Tenant Improvement Allowance progress payment or the EP Tenant Improvement Allowance retention Tenant is in default of the Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

      D. Should the total cost of constructing the EP Tenant Improvements be less than the EP Tenant Improvement Allowance, the EP Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

      E. The term "Excess EP Tenant Improvement Costs" as used herein shall mean and refer to the aggregate of the amount by which the actual EP Tenant Improvement Costs exceed the EP Tenant Improvement Allowance. Tenant shall pay all Excess EP Tenant Improvement Costs at the time said costs are incurred.

6. TERMINATION. If the Lease is terminated prior the date on which the EP Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease , Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the EP Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the EP Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the EP Tenant Improvements it being the intention of the parties that the EP Tenant Improvements are to be considered incorporated into the Building.

7. LEASE PROVISIONS; CONFLICT. The terms and provisions of the Lease and the Amendment, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease or the Amendment and this Exhibit B, the terms of this Exhibit B shall prevail and control. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease, as amended, and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease, as amended.

                                   EXHIBIT B-1

                       CONSTRUCTION INSURANCE REQUIREMENTS

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A. Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/ Completed Operations Liability*, in the following minimum limits of liability.

      Bodily Injury, Property Damage, and
      Personal Injury Liability          $2,000,000/each occurrence
                                         $3,000,000/aggregate

      *Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

      Coverage should include protection for Explosion, Collapse and Underground Damage.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

      Bodily Injury and Property         $1,000,000/each occurrence
      Damage Liability                   $2,000,000/aggregate

      This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

E. Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord,
(3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2, 12.3 and 12.4 of the Lease to the extent such requirements are applicable.

                                   EXHIBIT B-2
                               BUILDING STANDARDS

                            OUTLINE SPECIFICATION FOR

                  NEW OFFICE BUILD-OUT IN INDUSTRIAL BUILDINGS

OFFICE AREA

DEMISING PARTITION AND CORRIDOR WALLS:

Note: One hr. rated walls where required based on occupancy group.

A. 6" 20-gage metal studs at 24" O.C. (or as required by code based on roof height) framed full height from finish floor to surface above.

B.    One (1) layer 5/8" drywall Type "X" both sides of wall, fire taped only.

INTERIOR PARTITIONS:

A. 3-5/8" 25-gage metal studs at 24" O.C. to bottom of T-Bar ceiling grid approximately 9' 0" high.

B.    One (1) layer 5/8" drywall both sides of wall, smooth ready for paint.

C.    3-5/8" metal studs including all lateral bracing as required by code.

PERIMETER DRYWALL (AT OFFICE AREAS):

A. 3-5/8" metal studs @ 24" O.C. to 12' 0" above finished floor. (or as required by Title-24 for full height envelope then use demising wall spec.)

B.    One (1) layer 5/8" Type "X" drywall taped smooth and ready for paint.

COLUMN FURRING:

A.    Furring channel all sides of 2-1/2" metal studs per details.

B.    One (1) layer 5/8" drywall taped smooth and ready for paint.

C.    Columns within walls shall be furred-out.

ACOUSTICAL CEILINGS:

Note: Gyp. Bd. ceiling at all restrooms Typ.

A. 2' x 4' standard white T-Bar grid system as manufactured by Chicago Metallic of equal.

B. 2' x 4' x 5/8" white, fissured, no-directional acoustical tile to be Cortega as manufactured by Armstrong or equal.

PAINTING:

A. Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

B.    Semigloss paint all restrooms and lunch rooms.

WINDOW COVERING:

A. 1" aluminum mini-blinds as manufactured by Levelor, Bali or equal, color to be selected by Legacy Partners Commercial, Inc.

B.    Blinds to be sized to fit window module.

VCT:

A. VCT to be 1/8" x 12" x 12" as manufactured by Armstrong-Excelon Series or equal.

B. Slabs shall be water proofed per manufacturer recommendations, at sheet vinyl or VCT areas.

LIGHT FIXTURES:

A. 2" x 4" T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with prismatic acrylic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

LIGHT SWITCHES:

A.    Switching as required by Title 24.

B.    Switching assembly to be Levinton or equal, color - White

ELECTRICAL OUTLET:

A. 110V duplex outlet in demising or interior partitions only, as manufactured by Leviton or equal color to be White.

B. Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open area with furniture partitions.

C.    Transformers to be a minimum of 20% or over required capacity.

D. Contractors to inspect electric room and to include all necessary metering cost.

E.    No aluminum wiring is acceptable.

TELEPHONE/DATA OUTLET:

A. One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B.    Cover plate for phone outlets by telephone/data vendors.

FIRE SPRINKLERS:

As required by fire codes.

TOPSET BASE:

A.    4" rubber base as manufactured by Burke or equal, standard colors only.

B.    4" rubber base at VCT areas.

TOILET AREAS:

Wet walls to receive duraboard or wondslboard and marlite up to 48". Floor to receive sheetvinyl and self coved base as required by code.

CARPET:

Note any of the following carpets are acceptable

Designweave: Alumni 28 oz., Windswept Classic 30 oz. or Stratton Design Series III 30 oz, Structure II 28 oz.

WOOD DOORS:

Shall be 3' 0" x 7' 0" x 1-3/4" (unless otherwise specified) solid core, prefinished harmony (rotary N. birch).

DOOR FRAMES:

Shall be ACI or equal, 3-3/4" or 4-7/8" throat, aluminum, standard black, snap-on trim.

HARDWARE:

1-1/2 pr. butts F179 Stanley, Latchset D10S Rhodes Schlage, Lockset D53PD Rhodes Schlage, Dome Type floor stop Gylnn Johnson FB13, Closer 4110LCN (where required)

INSULATION:

By Title 24 insulation.

PLUMBING:

A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either "American Standard", "Kohler" or "Norris". All toilet accessories and grab bars shall be "Bobrick" or equal and approved by owner.

B. Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.

TOILET PARTITIONS:

Shall be as manufactured by Fiat, global or equal if approved by owner. Color shall be chosen by tenant.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units. All penetrations including curbs and sleepers to be hot moped to Legacy Partners Commercial, Inc. standard.

WAREHOUSE AREAS:

Floor - seal concrete with water base clear acrylic sealer.
Fire Extinguishers - 2A 10 BC surface mount by code x by S. F.

400 W metal halide lighting at warehouse minimum 5 to 7 foot candles.

Note: All high pile storage requirements are excluded for standard building T.
I.

Note: When remodeling, all materials and finishes within remodeled or expansion areas to match existing. If code upgrades are required for hardware, fixtures, etc. use new specifications.

                                   ADDENDUM 1
                              RIGHT OF FIRST OFFER

This Addendum 1 (the "Addendum") is incorporated as a part of that certain First Amendment to Lease Agreement (the "Amendment"), made to be effective as of October 1, 2002, by and between VIKO TECHNOLOGY, INC., a California corporation, dba Adaptive Electronics ("Tenant"), and MILPITAS INDUSTRIAL PROPERTIES, INC., a Delaware corporation ("Landlord"), for the leasing of those certain premises located at 1605 Mabury Road, Units A, B and C, San Jose, California (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease and the Amendment, as applicable.

      1. RIGHT OF FIRST OFFER. During the first six (6) months after the EP Commencement Date, Tenant shall have a one-time right of first offer ("First Offer Right") to lease that certain contiguous space within the Building containing approximately 12,454 rentable square feet, located at 1605 Mabury Road, Unit D, San Jose, California (the "First Offer Space") which may become available for lease, as provided herein below, as determined by Landlord. For purposes hereof, the First Offer Space shall become available for lease to Tenant immediately prior to the first time Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease all or any portion of the First Offer Space. Notwithstanding anything herein to the contrary, Tenant's First Offer Right as set forth herein shall be subject and subordinate to all expansion, first offer and similar rights currently set forth in any lease which has been executed as of the EP Commencement Date, as such leases may be subsequently modified, amended or extended (collectively, the "Superior Rights").

      2. TERMS AND CONDITIONS. Landlord shall give Tenant written notice (the "First Offer Notice") that the First Offer Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant's First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of the First Offer Space. Any such First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date therefor, (ii) the Base Rent payable for the First Offer Space, which shall be equal to the Base Rent then being paid by Tenant under the Lease for the Premises and adjusted to provide an effective rate at $0.63 per rentable squarefoot, NNN, for the First Offer Space over the then remaining term of the Lease, (iii) the tenant improvement allowance for such First Offer Space, if any, to be provided by Landlord which, in no event shall exceed Thirty-Seven Thousand Three Hundred Sixty-Two Dollars ($37,362.00), and (iv) the term of the lease for the First Offer Space shall be coterminous with the Lease. On the commencement date of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance, except as otherwise set forth in clause
(iii) above. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant's business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

      3. PROCEDURE FOR ACCEPTANCE. On or before the date which is ten (10) days after Tenant's receipt of Landlord's First Offer Notice (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall have the one-time right to elect either to: (i) lease the entire First Offer Space described in the First Offer Notice upon the terms set forth in the First Offer Notice (without variation or deviation); or (ii) refuse to lease the First Offer Space upon the terms set forth in the First Offer Notice. If Tenant does not respond, in writing, to Landlord's First Offer Notice by the Election Date, Tenant shall be conclusively deemed to have elected not to lease the First Offer Space. If Tenant elects or is deemed to have elected not to lease the First Offer Space, then Tenant's First Offer Right set forth in this Addendum shall terminate and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

      4. LEASE OF FIRST OFFER SPACE. If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall simultaneously therewith provide Landlord a non-refundable deposit, equivalent to the last month's Base Rent for the First Offer Space and the parties shall have ten (10) business days after Landlord receives Tenant's Election Notice and deposit from Tenant in which to execute an amendment to the Lease adding such First Offer Space to the Premises on all of the terms and conditions as applicable to the Premises, as modified to reflect the terms and conditions as set forth in Landlord's First Offer Notice. Upon full execution of an amendment for the First Offer Space, the non-refundable deposit shall be credited toward Base Rent or the security deposit for the First Offer Space, as agreed between the parties. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord's First Offer Notice, and Tenant may not elect to lease only a portion thereof.

      5. LIMITATIONS ON, AND CONDITIONS TO, FIRST OFFER RIGHT. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under the Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur: (i) at any time Tenant is, or has been, in default of the performance of any of the covenants, conditions or agreements to be performed under the Lease beyond applicable notice and cure periods; and/or (ii) on the scheduled commencement date for Tenant's lease of the First Offer Space, Tenant is in default under the Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (iv) Tenant's financial condition is unacceptable to Landlord at the time Tenant's Election Notice is delivered to Landlord; and/or (v) Tenant has failed to exercise properly this First Offer Right in a timely manner in strict accordance with the provisions of this Addendum; and/or (vi) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease. Tenant's First Offer Right to Lease the First Offer Space is personal to the original Tenant executing the Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Premises.

      6. BROKERS. Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker in connection with any of the First Offer Space described herein and Tenant shall indemnify, defend and hold Landlord free from, and harmless against, any liability, claim, judgment, cost, expense, loss, or damages with respect thereto, including without limitation, attorneys' fees and costs.

                                   ADDENDUM 2
                         OPTION TO EXTEND THE LEASE TERM

This Addendum 2 (the "Addendum") is incorporated as a part of that certain First Amendment to Lease Agreement (the "Amendment"), made to be effective as of October 1, 2002, by and between VIKO TECHNOLOGY, INC., a California corporation, dba Adaptive Electronics ("Tenant"), and MILPITAS INDUSTRIAL PROPERTIES, INC., a Delaware corporation ("Landlord"), for the leasing of those certain premises located at 1605 Mabury Road, Suites A, B, and C, San Jose, California (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease and the Amendment, as applicable.

1. GRANT OF EXTENSION OPTION. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an option (the "Option") to extend the Term of the Lease expiring on September 30, 2007 (the "Initial lease Term") for five (5) years (the "Extended Term").

2. TENANT'S OPTION NOTICE. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the "Option Notice"). If Landlord does not receive the Option Notice from Tenant by that date which is neither more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the end of Initial Lease Term, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon Tenant's proper exercise of this Option and, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the Initial Lease Term shall be extended for the Extended Term.

3. ESTABLISHING THE INITIAL MONTHLY BASE RENT FOR THE EXTENDED TERM. The Initial Monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the "Fair Market Rental Rate" payable by Tenant for the Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

Neither Landlord nor Tenant shall have the right to have a court or any other third party entity establish the Fair Market Rental Rate. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) after Landlord's receipt of the Option Notice, Landlord and Tenant being obligated only to act in good faith, this Option shall automatically terminate and the Lease shall terminate at the end of the Initial Lease Term, unless earlier terminated as provided in the Lease.

In no event shall the monthly Base Rent for any period of the Extended Term be less than the highest monthly Base Rent charged during the Initial Lease Term. Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord's sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extended Term, and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4. CONDITION OF PREMISES AND BROKERAGE COMMISSIONS FOR THE EXTENDED TERM. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker, and Tenant shall indemnify, defend and hold Landlord free from, and harmless against, any liability, claim, judgment, cost, expense, loss, or damages with respect thereto, including without limitation, attorneys' fees and costs.

5. LIMITATIONS ON, AND CONDITIONS TO, EXTENSION OPTION. This option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the Initial Lease Term beyond applicable notice or cure periods, or is in default of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or
(5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every time period described in this Addendum.